Exhibit 21

                          Subsidiary of the Registrant


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                                   SUBSIDIARY OF THE REGISTRANT




                                                          Percentage of           State of Incorporation
       Parent                    Subsidiary                 Ownership                 or Organization
       ------                    ----------                 ---------                 ---------------
AMB Financial Corp.         American Savings, FSB             100%                       Federal
American Savings, FSB       NIFCO, Inc.                       100%                       Indiana
NIFCO, Inc.                 Ridge Management, Inc.            100%                       Indiana



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